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                              CONSENT OF APPRAISERS
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     As appraisers, we, Arthur Andersen LLP, hereby consent to the use of our
Appraisal Reports and to all references to our Firm subject to the statement of assumptions and limiting conditions and indemnifications attached to our appraisal reports, included in or made a part of the Host Funding, Inc. S-4 and S-11 Registration Statements.


                                   ARTHUR ANDERSEN LLP


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Chicago, Illinois